Exhibit 99.1
4300 Wildwood Parkway
Atlanta, GA  30339
1-888-502-BLUE
www.BlueLinxCo.com

FOR IMMEDIATE RELEASE

BLUELINX ANNOUNCES SECOND QUARTER 2018 RESULTS
- Successfully Completed Acquisition of Cedar Creek -
- Net Sales of $893 million for the Quarter; Up $419 million From Q2 2017 -
- Gross Profit of $104 million for the Quarter; Up $43 million From Q2 2017 -

ATLANTA - August 9, 2018 - BlueLinx Holdings Inc. (NYSE:BXC), a leading distributor of building and industrial products in the United States, today reported financial results for the fiscal second quarter ended June 30, 2018.

“We are pleased with our second quarter results during the period in which we also completed the acquisition of Cedar Creek,” said Mitch Lewis, President and Chief Executive Officer. “While we are still early in our 18-month integration process, based on specific opportunities we have identified and actions taken to date, we are increasingly confident in our ability to generate at least $50 million in annual synergies. We remain well-positioned to continue our growth and drive enhanced value for our shareholders.”

Susan O’Farrell, Senior Vice President and Chief Financial Officer added, “The second quarter of 2018 was a pivotal quarter for BlueLinx as we remain focused on growth while integrating the two companies. The combined company generated pro forma net sales of $948.6 million for the quarter, an increase of $99.9 million over the prior year period. Pro forma net income for the quarter was $9.2 million, and Pro forma Adjusted EBITDA was $37.6 million, up 53.9% and 23.0%, respectively, from this period a year ago.”

BlueLinx completed the acquisition of Cedar Creek on April 13, 2018 (the “Closing Date”). Under generally accepted accounting principles (GAAP), Cedar Creek’s financial results are only included in the combined company’s reported financial results from the Closing Date forward and are not reflected in the combined company’s reported financial results for any periods prior to the Closing Date. In this release, to supplement and aid in an understanding of the combined company’s reported financial results, BlueLinx is also providing certain GAAP-based and non-GAAP pro forma financial information of the combined company that includes Cedar Creek’s financial results for the relevant periods prior to the Closing Date, as if the acquisition occurred on January 1, 2017. See “Use of Non-GAAP Measures and Supplementary Information” below and the accompanying financial schedules for more information, including descriptions of any such pro forma measures that may be non-GAAP measures and reconciliations of those non-GAAP measures to their most directly comparable GAAP measures.

Second Quarter 2018 Results Compared to Prior Year Period
The Company reported net sales of $893.0 million for the second quarter of 2018, up $419.0 million or 88.4% from the prior year period. Pro forma net sales were $948.6 million, up $99.9 million or 11.8%.

The Company recorded gross profit of $103.7 million during the second quarter, up $43.1 million or 71.2% from the prior year period, with a gross margin of 11.6%. Gross profit was negatively impacted by acquisition related inventory step-up charges of $10.9 million. Excluding the effect of these acquisition related inventory step-up charges, gross margin was 12.8%, equal to the prior year period. Pro forma gross profit was $121.0 million during the second quarter, up $8.3 million or 7.3%.

The Company incurred one-time charges during the second quarter for legal, professional and other integration costs of $11.6 million related to the Cedar Creek acquisition. In addition, as a result of the increase in the Company’s stock price, the Company also incurred charges in the second quarter associated with compensation expense from Stock Appreciation Rights (SARs) and other share-based compensation of $3.8 million, which the Company will pay out in 2018 and 2019. Taking these items into account, as well as the acquisition related inventory step-up charges of $10.9 million, the Company recorded a net loss of $8.6 million for the second quarter, compared to net income of $3.2 million in the prior year period. Pro forma net income for the second quarter was $9.2 million, up $3.2 million or 53.9%.

Adjusted EBITDA, which is a non-GAAP measure, was $37.0 million for the second quarter, up $24.2 million or 189.0% from this period a year ago. Pro forma Adjusted EBITDA, also a non-GAAP measure, was $37.6 million for the second quarter, up $7.0 million or 23.0%.

First Six Months of 2018 Compared to Prior Year Period
For the first six months of 2018, the Company generated net sales of $1.3 billion, up $427.8 million or 47.4% from the prior year period. Pro forma net sales for the first six months were $1.7 billion, up $114.4 million or 7.1%.

The Company recorded gross profit of $159.0 million during the first six months of 2018, up $44.0 million or 38.3% from the prior year period, with a gross margin of 11.9%. Excluding the effect of acquisition related inventory step-up charges of $10.9 million, gross margin was 12.8%, up 10 basis points from the prior year period. Pro forma gross profit for the first six months of 2018 was $220.7 million, up $17.3 million or 8.5%.

The Company incurred one-time charges during the first six months of 2018 for legal, professional and other integration costs of $15.2 million related to the Cedar Creek acquisition. Additionally, the Company incurred $13.0 million in share based compensation expense and $10.9 million of acquisition related inventory step-up charges. Taking these items into account, the Company recorded a net loss of $22.0 million for the first six months of 2018, compared to net income of $3.8 million in the prior year period. Pro forma net loss for the first six months of 2018 was $1.4 million, a $28.9 million or 95.2% improvement over the prior year period.

Adjusted EBITDA was $45.1 million for the first six months of 2018, up $24.9 million or 124.0% from the prior year period. Pro forma Adjusted EBITDA was $56.6 million, up $4.6 million or 8.9%.

Capital Structure and Liquidity
During the second quarter of 2018, the Company used net proceeds from debt issuance under its amended $750 million asset-based revolving credit facility (inclusive of a $150 million uncommitted accordion) and a new $180 million term loan to fund the purchase price for the Cedar Creek acquisition, repay debt, and to pay certain related transaction fees and expenses. Excess availability under the amended ABL and cash on hand as of June 30, 2018, was approximately $134 million.

Conference Call
BlueLinx will host a conference call today at 10:00 a.m. Eastern Time, accompanied by a supporting slide presentation. Participants can access the live conference call via telephone at (877) 873-5864, using Conference ID # 5957634. Investors can also listen to the live audio of the conference call and view the accompanying slide presentation by visiting the BlueLinx website, www.BlueLinxCo.com, and selecting the conference link on the Investor Relations page. After the conference call has concluded, an archived recording will be available on the BlueLinx website.

Use of Non-GAAP Measures and Supplementary Information
The Company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”). The Company also believes that presentation of certain non-GAAP measures and GAAP-based and non-GAAP supplemental financial measures may be useful to investors and may provide a more complete understanding of the factors and trends affecting the business than using reported GAAP results alone. Any non-GAAP measures used herein are reconciled herein or in the financial tables accompanying this news release to their most directly comparable GAAP measures. The Company cautions that non-GAAP measures and supplemental financial measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results.

Adjusted EBITDA and Pro forma Adjusted EBITDA

We define Adjusted EBITDA as an amount equal to net income plus interest expense and all interest expense related items, income taxes, depreciation and amortization, and further adjusted to exclude certain non-cash items, and other adjustments to Consolidated Net Income, including compensation expense from SARs, and one-time charges associated with the legal, consulting, and professional fees related to the Cedar Creek acquisition, and interest charges on debt modification fees under the CMBS mortgage payoff in the first quarter of fiscal 2018.

We present Adjusted EBITDA because it is a primary measure used by management to evaluate operating performance and, we believe, helps to enhance investors’ overall understanding of the financial performance and cash flows of our business. We believe Adjusted EBITDA is helpful in highlighting operating trends. We also believe that Adjusted EBITDA is frequently used by securities analysts, investors and other interested parties in their evaluation of companies, many of which present an Adjusted EBITDA measure when reporting their results. However, Adjusted EBITDA is not a presentation made in accordance with GAAP, and is not intended to present a superior measure of the financial condition from those determined under GAAP. Adjusted EBITDA, as used herein, is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation.

Pro forma Adjusted EBITDA for any period is calculated in the same manner as Adjusted EBITDA, but also combines the historical results of BlueLinx for the three and six months ended June 30, 2018, and July 1, 2017, with the historical results of Cedar Creek for the three month period ended March 31, 2018, and thirteen day period ended April 13, 2018, and the three and six months ended July 1, 2017, respectively, giving effect to the Cedar Creek acquisition and related adjustments as if the acquisition occurred on January 1, 2017.

Supplemental Financial Measures

We completed the acquisition of Cedar Creek on April 13, 2018. As a result, Cedar Creek’s financial results are only included in the combined company’s reported financial results from the Closing Date forward. To supplement these reported results, we have provided GAAP-based and non-GAAP pro forma financial information of the combined company in this news release that includes Cedar Creek’s financial results for the relevant periods prior to the Closing Date. This pro forma information combines the historical results of BlueLinx for the three and six months ended June 30, 2018, and July 1, 2017, with the historical results of Cedar Creek for the three month period ended March 31, 2018, and thirteen day period ended April 13, 2018, and the three and six months ended July 1, 2017, respectively, giving effect to the Cedar Creek acquisition and related adjustments as if the acquisition occurred on January 1, 2017.

About BlueLinx Holdings Inc.
BlueLinx (NYSE: BXC) is a leading wholesale distributor of building and industrial products in the United States with over 50,000 branded and private-label SKUs, and a broad distribution footprint servicing 40 states. BlueLinx has a differentiated distribution platform, value-driven business model and extensive cache of products across the building products industry. Headquartered in Atlanta, Georgia, BlueLinx has over 2,500 associates and distributes its comprehensive range of structural and specialty products to approximately 15,000 national, regional, and local dealers, as well as specialty distributors, national home centers, industrial, and manufactured housing customers. BlueLinx encourages investors to visit its website, www.BlueLinxCo.com, which is updated regularly with financial and other important information about BlueLinx.

Contacts:
Investors:
Susan O’Farrell, SVP, CFO & Treasurer
BlueLinx Holdings Inc.
(770) 953-7000

Mary Moll, Investor Relations
BlueLinx Holdings Inc.
(866) 671-5138
investor@bluelinxco.com

Forward-looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance, liquidity levels or achievements, and may contain the words “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” “will be,” “will likely continue,” “will likely result” or words or phrases of similar meaning. The forward-looking statements in this release include statements about expectations regarding the integration of the Cedar Creek business, expected synergies from the acquisition of Cedar Creek, and our confidence in our growth and business prospects. All of these forward-looking statements are based on estimates and assumptions made by our management that, although believed by BlueLinx to be reasonable, are inherently uncertain. Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental, and technological factors outside of BlueLinx’s control that may cause its business, strategy or actual results to differ materially from the forward-looking statements. These risks and uncertainties may include, among other things: changes in the prices, supply and/or demand for products that it distributes, inventory management and commodities pricing; new housing starts and inventory levels of existing homes for sale; general economic and business conditions in the United States; the imposition or threat of protectionist trade policies or import or export tariffs; modified or new global or regional trade agreements; our ability to successfully integrate the Cedar Creek business and realize anticipated synergies from the acquisition; the significant indebtedness that we have incurred in connection with the Cedar Creek acquisition; acceptance by our customers of our privately branded products; financial condition and creditworthiness of our customers; supply from our key vendors; reliability of the technologies we utilize; the activities of competitors; changes in significant operating expenses; fuel costs; risk of losses associated with accidents; exposure to product liability claims; changes in the availability of capital and interest rates; adverse weather patterns or conditions; acts of cyber intrusion; variations in the performance of the financial markets, including the credit markets; and other factors described in the “Risk Factors” section in the Company’s Annual Report on Form 10-K for the year ended December 30, 2017, its Quarterly Reports on Form 10-Q, and in its periodic reports filed with the Securities and Exchange Commission from time to time. Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. BlueLinx undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events, and changes in expectations or otherwise, except as required by law.

BLUELINX HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2018	July 1, 2017	June 30, 2018	July 1, 2017
Net sales	$892,952	$474,001	$1,330,439	$902,609
Cost of sales	789,301	413,455	1,171,463	787,629
Gross profit	103,651	60,546	158,976	114,980
Operating expenses (income):
Selling, general, and administrative	91,723	49,151	150,963	102,202
Gains from sales of property	—	—	—	(6,700)
Depreciation and amortization	7,444	2,253	10,109	4,616
Total operating expenses	99,167	51,404	161,072	100,118
Operating income (loss)	4,484	9,142	(2,096)	14,862
Non-operating expenses (income):
Interest expense	12,194	5,367	20,674	10,609
Other income, net	(94)	(139)	(188)	(278)
Income (loss) before provision for (benefit from) income taxes	(7,616)	3,914	(22,582)	4,531
Provision for (benefit from) income taxes	942	676	(597)	709
Net income (loss)	$(8,558)	$3,238	$(21,985)	$3,822

Basic earnings (loss) per share	$(0.93)	$0.36	$(2.40)	$0.42
Diluted earnings (loss) per share	$(0.93)	$0.35	$(2.40)	$0.42

BLUELINX HOLDINGS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	June 30, 2018	December 30, 2017
ASSETS
Current assets:
Cash	$5,210	$4,696
Receivables, less allowances of $4,554 and $2,761, respectively	329,980	134,072
Inventories, net	409,713	187,512
Other current assets	43,734	17,124
Total current assets	788,637	343,404
Property and equipment:
Land and land improvements	23,534	30,802
Buildings	179,894	84,781
Machinery and equipment	113,278	70,596
Construction in progress	742	570
Property and equipment, at cost	317,448	186,749
Accumulated depreciation	(98,820)	(102,977)
Property and equipment, net	218,628	83,772
Goodwill and other intangibles, net	76,271	—
Deferred tax asset	43,763	53,853
Other non-current assets	17,818	13,066
Total assets	$1,145,117	$494,095
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$156,068	$70,623
Bank overdrafts	32,512	21,593
Accrued compensation	11,502	9,229
Current maturities of long-term debt, net of discount of $64 and $0, respectively	1,736	—
Capital leases - short-term	8,239	3,552
Real estate deferred gains - short-term	5,330	1,836
Other current liabilities	21,905	10,772
Total current liabilities	237,292	117,605
Non-current liabilities:
Long-term debt, net of discount of $12,311 and $3,792, respectively	615,055	276,677
Capital leases - long-term	147,073	14,007
Real estate deferred gains - long-term	88,355	10,485
Pension benefit obligation	27,621	30,360
Other non-current liabilities	17,365	9,959
Total liabilities	1,132,761	459,093

Commitments and Contingencies

STOCKHOLDERS’ EQUITY
Common Stock, $0.01 par value, Authorized - 20,000,000 shares, Issued and Outstanding - 9,219,470 and 9,100,923, respectively	92	91
Additional paid-in capital	258,525	259,588
Accumulated other comprehensive loss	(36,106)	(36,507)
Accumulated stockholders’ deficit	(210,155)	(188,170)
Total stockholders’ equity	12,356	35,002
Total liabilities and stockholders’ equity	$1,145,117	$494,095

BLUELINX HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended
	June 30, 2018	July 1, 2017
Net cash used in operating activities	(98,470)	(53,892)

Cash flows from investing activities:
Proceeds from sale of assets	107,960	27,598
Acquisition of business, net of cash acquired	(353,094)	—
Property and equipment investments	(577)	(189)
Net cash provided by (used in) investing activities	(245,711)	27,409

Cash flows from financing activities:
Borrowings from revolving credit facilities	534,380	227,654
Repayments on revolving credit facilities	(267,449)	(172,932)
Borrowings from term loan	180,000	—
Repayments on term loan	(450)	—
Principal payments on mortgage	(97,847)	(28,976)
Bank overdrafts	10,919	599
Debt financing costs	(9,775)	—
Payments on capital lease obligations	(3,262)	(1,889)
Repurchase of shares to satisfy employee tax withholdings	(1,821)	(226)
Cash released from escrow related to the mortgage	—	1,490
Net cash provided by financing activities	344,695	25,720

Net change in cash	514	(763)
Cash at beginning of period	4,696	5,540
Cash at end of period	$5,210	$4,777

BLUELINX HOLDINGS INC.
SUPPLEMENTARY INFORMATION
(In thousands)
(Unaudited)

Pro Forma Sales, Gross Profit and Net Income (Loss)

The following unaudited consolidated pro forma information presents consolidated information as if the Cedar Creek acquisition had occurred on January 1, 2017:

	Proforma (1)
	Quarter Ended		Six Months Ended
(In thousands)	June 30, 2018	July 1, 2017	June 30, 2018	July 1, 2017
Net sales	$948,555	$848,644	$1,732,822	$1,618,383
Gross Profit	120,990	112,719	220,698	203,411
Net income (loss)	9,180	5,963	(1,439)	(30,290)
________________________
(1) The pro forma amounts above have been calculated in accordance with GAAP after applying the Company's accounting policies and adjusting: (i) the three and six months ending June 30, 2018, to reflect a $10.9 million charge related to an inventory step-up adjustment, and the three and six months ended July 1, 2017, for $0 and $11.6 million, respectively; (ii) the three and six months ending June 30, 2018, for $30.4 million and $34.0 million, respectively, for transaction related costs, and the three and six months ended July 1, 2017, for $0 and $34.0 million, respectively. Due to the net loss for the six-month periods ended June 30, 2018 and 2017, $0.1 million of incremental shares from share-based compensation arrangements were excluded from the computation of diluted weighted average shares outstanding, in both periods, because their effect would be anti-dilutive. The pro forma amounts do not include any potential synergies, cost savings or other expected benefits of the acquisition, are presented for illustrative purposes only, and are not necessarily indicative of results that would have been achieved had the acquisition occurred as of January 1, 2017, or of future operating performance.

BLUELINX HOLDINGS INC.
RECONCILIATION OF NON-GAAP MEASUREMENTS
(In thousands)
(Unaudited)

The following schedule reconciles net income to Adjusted EBITDA:

	Quarter Ended		Six Months Ended
	June 30, 2018	July 1, 2017	June 30, 2018	July 1, 2017
Net income (loss)	$(8,558)	$3,238	$(21,985)	$3,822
Adjustments:
Depreciation and amortization	7,444	2,253	10,109	4,616
Interest expense	12,194	5,367	20,674	10,609
Provision for (benefit from) income taxes	942	676	(597)	709
Gain from sales of property	—	—	—	(6,700)
Amortization of deferred gain	(1,300)	—	(2,470)	—
Share-based compensation expense	3,763	695	12,963	1,459
Multi-employer pension withdrawal	—	1,000	—	5,500
Inventory step-up adjustment	10,918	—	10,918	—
Merger and acquisition costs (1)	11,642	—	15,234	—
Restructuring, severance, and legal	(47)	(427)	225	108
Adjusted EBITDA	$36,998	$12,802	$45,071	$20,123
____________________
(1) Reflects primarily legal, professional and other integration costs related to the Cedar Creek acquisition

The following table reconciles our pro forma net income to pro forma Adjusted EBITDA:

	Quarter Ended		Six Months Ended
	June 30, 2018	July 1, 2017	June 30, 2018	July 1, 2017
Pro forma net income (loss)	$9,180	$5,963	$(1,439)	$(30,290)
Adjustments:
Depreciation and amortization	8,670	7,847	17,644	17,640
Interest expense	12,604	10,850	26,611	21,487
Provision for (benefit from) income taxes	4,773	4,886	3,104	(2,871)
Gain from sales of property	—	—	—	(6,700)
Amortization of deferred gain	(1,300)	(453)	(2,470)	(453)
Share-based compensation expense	3,763	695	12,963	1,459
Multi-employer pension withdrawal	—	1,000	—	5,500
Inventory step-up adjustment	—	—	—	11,600
Merger and acquisition costs (1)	—	—	—	34,044
Restructuring, severance, and legal	(47)	(183)	226	605
Pro forma adjusted EBITDA	$37,643	$30,605	$56,639	$52,021
____________________
(1) Reflects primarily legal, professional and other integration costs related to the Cedar Creek acquisition